Exhibit 99.1

Pacific Special Acquisition Corp. Announces Pricing of Initial Public Offering

NEW YORK CITY & SHANGHAI, October 14 / Pacific Special Acquisition Corp. ("Pacific" or the "Company"), a company formed for the purpose of entering into a merger, share exchange, asset acquisition or other similar business combination with one or more businesses or entities, today announced the pricing of its initial public offering of five million units at a price to the public of $10.00 per unit. The units are expected to begin trading on Thursday, October 15, 2015, on The NASDAQ Capital Market ("Nasdaq") under the symbol "PAACU." The closing of the Company’s initial public offering is expected to be consummated on or about October 20, 2015. Each unit to be issued in the initial public offering will consist of one ordinary share, one right to receive one-tenth of an ordinary share on the consummation of an initial business combination, and one warrant to acquire one-half of one ordinary share at a price of $12.00 per full share. Once the securities comprising the units begin separate trading, the ordinary shares, warrants and rights are expected to be traded on Nasdaq under the symbols "PAAC," "PAACR" and "PAACW," respectively.

EarlyBirdCapital, Inc. is acting as sole book-running manager for the offering. Pacific has granted the underwriters a 45-day option to purchase up to 750,000 additional units to cover over-allotments, if any. This offering is being made only by means of a prospectus. Copies of the prospectus relating to this offering may be obtained by contacting EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York, New York 10017. Copies of the registration statement can be accessed through the SEC's website at www.sec.gov.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on October 14, 2015. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pacific

Pacific is a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities. The Company's efforts to identify a target business will not be limited to a particular industry or geographic region, although it intends to focus efforts on seeking a business combination with a company or companies that have their primary operations located in Asia, with an emphasis on China. Pacific is being sponsored by Zhengqi International Holding Limited, a subsidiary of Pacific Securities Co. Ltd.

Forward-Looking Statements

This press release includes "forward-looking statements" that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects", "believes", "anticipates", "intends", "estimates", "seeks" and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Pacific management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the Risk Factors section of Pacific's preliminary prospectus (and its final prospectus, when available) for its offering filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Contact:

Pacific Special Acquisition Corp.
+1 (646) 512-5674 or +(86) 21-61376584

Zhouhong Peng
Chief Executive Officer
pengzh@tpyzq.com.cn

or

Yaqi Feng
Chief Operating Officer
sophief917@gmail.com

Source: Pacific